Exhibit 10.1

2007 Pay-for-Performance
Deferral Program
Document

This is the official governing plan document for the 2007-Pay-for-Performance Deferral Program.  To the
extent that the terms of any summary program description, guide or brief conflict with the terms of this document, the terms of this document shall control.

American Express Company

2007 PAY-FOR-PERFORMANCE
DEFERRAL PROGRAM DOCUMENT
Table of Contents

Page
• Introduction	3-5
• Timing of Request	6
• Initial Deferred Amount	6
• Period of Deferral	6
• “Retirement”	7
• Six-Month Delay	7
• Deferral Bookkeeping Account	7
• “Interest” Equivalents on Deferred Amount	7
• ROE Rate Schedule for 2007 Program	8
• Payout Provisions	9-11
• U.S. Federal/State/Local Income Tax	11
• U.S. Social Security Tax	12
• Irrevocability of Deferral Requests; Hardship Withdrawals	13
• Some Caveats	13
• Additional Details on Initial Deferred Amount	14
• Effect of Deferred Amounts on Pension Calculations	15
• Impact of Deferral on U.S. Section 401(k) Plans and Other Benefit Plans	16

Appendix A — Deferral Election Forms

• Worksheet for 2007 Pay-for-Performance Deferral Program (required for any deferral request using the paper forms)	18

• Election Form for 2007 Annual Incentive Award (otherwise payable on or about February 2008)	19-20

• Election Form for 2007 Base Salary (otherwise payable in 2007)	21-22

• Election Form for PG-XVII Award Granted in 2/06 (otherwise payable on or about February 2009)	23-24

• Comprehensive Designation of Beneficiary Form (optional for any deferral request)	25-26

Appendix B — “Change in Control”	27-29

American Express Company

2007 PAY-FOR-PERFORMANCE
DEFERRAL PROGRAM DOCUMENT

Introduction

These are the basic guidelines of the Compensation and Benefits Committee of the Board of Directors of American Express Company (the “Committee”) concerning requests for deferred payment of:

•                  any cash award related to the 2007 performance year (a “2007 Annual Incentive Award”) otherwise payable on or about February 2008, under the American Express Annual Incentive Award Plan or any successor plan or plans (an “Incentive Plan”);(a)

•                  2007 base salary otherwise payable in 2007 under the AXP Salary Deferral Plan or any successor plan or plans (a “Deferral Plan”); and

•                  any eventual payout under the Portfolio Grant-XVII Award granted on or about 2006 and otherwise payable on or about February 2009 (“PG-XVII Award”) under the American Express Company 1998 Incentive Compensation Plan, as amended and restated (the “1998 Plan”).(b)

A deferral of your 2007 Annual Incentive Award, 2007 base salary and/or PG-XVII Award is part of the 2007 Pay-for-Performance Deferral Program (the “2007 Program”).

Eligible employees will be notified about the 2007 Program.  Generally, you are eligible if you are an “active” (as defined below) senior level employee (band 50 or above) who participates in the applicable Incentive Plan and:  (i) is subject to U.S. income taxes; or (ii) is designated by the Company as an eligible U.S. Dollar-Paid Expatriate who is a U.S. Citizen or U.S. Greencard holder.  If you are an eligible employee and the Company offers you the opportunity to participate in the 2007 Program, then you may request deferred payment of a 2007 Annual Incentive Award, 2007 base salary and/or PG-XVII Award subject to the provisions of this document, the applicable Incentive Plan, the applicable Deferral Plan and the 1998 Plan.

(a)          The Committee may include other incentive programs or awards in its sole discretion.  References in this document to “2007 Annual Incentive Award” and “Incentive Plan” shall include such other incentive arrangements determined by the Committee.

(b)         The Committee may include other Performance Grants in its sole discretion.  References in this document to “PG-XVII” shall include such other Performance Grants determined by the Committee.

You must be an “active” employee (i.e., providing services to the Company or an approved subsidiary) on December 31, 2006 and during the remainder of 2007 to participate in the 2007 Program.  Employees who become newly eligible during 2007 and are offered the opportunity to participate in the 2007 Program by the Company may request deferred payment of their post-election 2007 base salary and the post-election portion of their 2007 Annual Incentive Award if they have not previously participated in an account-balance deferred compensation arrangement of the Company (as defined for purposes of Section 409A of the Internal Revenue Code) and they make their request to defer no later than 30 days after their first day of eligibility (e.g., date of employment for new hires).  If your employee status changes to “inactive” during the year for any reason, including, but not limited to, severance, or if your employment terminates (for any reason, including, but not limited to, retirement, disability or death), all deferral elections will become immediately void except for any amounts already deferred prior to such change in status.

If you elect to defer a portion of your base salary and your employee status changes to “inactive” (as described above) during the year, your bi-weekly base salary deductions will be discontinued and previous deductions will be credited to your account.  In the case of a leave of absence, the bi-weekly base salary deductions in effect prior to the leave will resume when you return from leave to “active” status.  Your initial deferral amount for the purposes of the 2007 Program, therefore, will be reduced.

Modification or Termination of 2007 Program

Any terms and features of, and benefits and rights under, the 2007 Program and your deferral election may be interpreted, modified or terminated by the Committee in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to the Section 409A of the Internal Revenue Code, applicable regulations thereunder, and other IRS guidance (“Section 409A”).

Despite the guidance issued to date, several issues under Section 409A remain unclear and future guidance is expected.  Accordingly, any terms and features of, and rights and benefits under, the 2007 Program and your deferral election may be interpreted, modified or terminated by the Committee in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, deferring the payment date) in an effort to cause deferred amounts to meet the requirements for favorable tax treatment pursuant to the Section 409A.

The ROE Schedule Rate applied to your deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without your prior consent or notice.  In addition, the ROE Target Range applicable under the ROE Rate Schedule is subject to adjustment by the Company.

Administrative Changes for 2007

•                  Under transition guidance on the application of Section 409A, the Company is providing the opportunity to defer PG-XVII Awards (payable in February 2009) at this time under the 2007 Program.  While this is election is one year earlier than our usual practice, certain features of PG-XVII preclude deferral elections after December 31, 2006.

•                  The Company is continuing the online enrollment process for deferral elections under the 2007 Program.  In addition, the Company is allowing employees (other than employees who reside in community property states) to make on-line beneficiary designations during the online enrollment period.  Employees who reside in community property states will be required to manually submit paper forms because such states require spousal consent.

Timing of Request

Your request for deferral must be received on or before Sunday, December 31, 2006 and is irrevocable as of 11:59 PM EST on December 31, 2006.  If your request for deferral form is not received by this date, the deferral election will not be effective.  However, employees who become newly eligible during 2007 may request deferred payment of their post-election 2007 base salary and the post-election portion of their 2007 Annual Incentive Award if they make their request to defer no later than 30 days after their first day of eligibility (e.g., date of employment for a new hire).

Initial Deferred Amount

You can request to defer from one or more of the following sources provided you defer a minimum of $5,000 from each source you select:

•                  any 2007 Annual Incentive Award that would otherwise be payable for 2007 performance (e.g., otherwise payable on or about February 2008);

•                  2007 base salary; and/or

•                  PG-XVII Award otherwise payable on or about February 2009.

The combined amounts that you elect to defer from your 2007 Annual Incentive Award, 2007 base salary and/or PG-XVII Award is your “Initial Deferred Amount.”  Your maximum Initial Deferred Amount is 100% of your annual base salary as of the later of December 31, 2006 or the date that you become eligible to participate.  However, the maximum total amount which employees who become newly eligible may elect to defer from their 2007 base salary is 100% of their post-election 2007 base salary.

Important additional details on the “Initial Deferred Amount” are shown on page 14 of this document.

Period of Deferral

You may request that payment(s) be deferred until one of the following (see also the section on “Payout Provisions” on pages 9 to 11 of this document):

•                  a specific date, at least five years from date of deferral (i.e., February 1, 2013 for 2007 Annual Incentive Award and 2007 base salary deferrals; February 1, 2014 for PG-XVII deferrals) or later; or

•                  your retirement (as defined below); or

•                  a specified date after your retirement (but not later than 10 years after retirement).

Your payment request is subject to the conditions described in this document.

“Retirement”

“Retirement” means the date your employment terminates following your attainment of age 55 and 10 actual or deemed years of service with American Express Company or its affiliates.  You will be considered to have terminated your employment as of your actual date of separation, and the Company will commence distribution of your 2007 deferrals using such date (subject to a six-month delay).

Six-Month Delay

Pursuant to the Section 409A, payments to certain employees following retirement or termination must be delayed by six months.  Given the difficulty in identifying affected participants, and to ensure compliance with this requirement and to protect participants from possible penalties under the Section 409A, the Company will delay payments following retirement or termination to all participants by six months.  Therefore, regardless of your election or as otherwise stated in this document, payments to all participants following retirement or termination will be delayed by six months.  (See “Payout Provisions” on pages 9 to 11 of this document.)

Deferral Bookkeeping Account

A bookkeeping account will be established and maintained (for purposes of this document the “Deferral Bookkeeping Account”) in your name and will initially be credited with your Initial Deferred Amount as of the applicable date (i.e., when amount would otherwise have been paid).  “Interest” equivalents will be credited on the Initial Deferred Amount and thereafter on the balance of the Deferred Bookkeeping Account, as adjusted annually.

“Interest” Equivalents on Deferred Amount

The deferred balance is credited with “interest” equivalents based on a schedule established by the Committee (the “ROE Schedule Rate”), which is based on the Company’s annual return on equity (“ROE”), as reported, subject to adjustment for major accounting changes as determined by the Committee in its sole discretion (see schedule on following page).  The ROE Schedule Rate applied to your deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without your prior consent or notice.

ROE Rate Schedule for the

2007 Pay-for-Performance Deferral Program

ROE	ROE Schedule Rate
Below ROE Target Range	Moody’s A Corporate Bond Yield Rate
Within ROE Target Range	9%
Above ROE Target Range	11%

“ROE” means American Express Company’s consolidated annual Return on Equity as reported by the Company, subject to adjustment for significant accounting changes as determined by the Committee in its sole discretion.

“ROE Target Range” for a given year means the announced ROE target range of the Company in effect on December 31 of such year.

The ROE Schedule Rate applied to your deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without your prior consent or notice.

“Moody’s A Corporate Bond Yield Rate” for a given year means the average corporate bond rate for the relevant year as announced by Moody’s Investor Services for borrowers rated “A.”

Example

The Company announced an ROE target range of 33% to 36% in November of 2006.  Assuming such ROE target range remains in effect through December 31, 2008, then a participant’s 2007 deferred amounts would be credited with interest equivalents for 2008 as follows:

If Company’s 2008 ROE is:	Then 2008 ROE Schedule Rate
Below 33%	Moody’s A Corporate Bond Yield Average Rate for 2008
33% to 36%	9%
Above 36%	11%

Payout Provisions

You may request that the payment of the amount credited to your Deferral Bookkeeping Account begin:

•                  on the first day of a specific month and year, at least five years from date of deferral (i.e., February 1, 2013 for 2007 Annual Incentive Award and 2007 base salary deferrals; February 1, 2014 for PG-XVII deferrals) or later; or

•                  upon your retirement; or

•                  on the first day of a specific month and year after retirement (but no later than 10 years after retirement).

Payments may be made in a lump sum or in 2 to 15 approximately equal annual installments.  Commencement of payment is subject to a six-month delay.

If you choose a lump sum payment, interest equivalents for the year in which payment occurs will be credited through the payment date using the ROE Schedule Rate for the prior year.  If you choose annual installments, the balance remaining after each installment payment will continue to be credited with interest equivalents based on the ROE Schedule Rate in effect under the Program for that year, or as otherwise determined by the Committee.  (In the latter case, references in this document to “ROE Schedule Rate” and related value calculations would refer to such other rate or calculation as determined by the Committee.)

Generally, each annual installment payment is calculated using an “annuity due” formula, which assumes, for calculation purposes, that the applicable ROE Schedule Rate remains constant for the remainder of the elected payment schedule.  Your annual payments could vary from year to year if the actual ROE Schedule Rate differs from the assumed rate. The first installment payment will be made on the first day of the first month that is at least six-months following the elected payment date or event, or as administratively feasible thereafter, and the interest equivalents for that year will be credited through the payment date using the ROE Schedule Rate for the prior year.  Thus, the crediting rate applied for a payment with a date of December 1 will reflect the ROE Schedule Rate of the year beginning 23 months earlier, and the crediting rate applied for a payment with a date of January 1 will reflect the ROE Schedule Rate of the year beginning 12 months earlier.  The remaining installment payments will be made on or about March 31st of each year thereafter with each payment credited using the ROE Schedule Rate for the prior year.

Retirement or Disability

If your employment by American Express Company and its affiliates terminates at any time by reason of “retirement” (as defined above) or by reason of “disability” (as defined for purposes of Section 409A), the amount credited to your Deferral Bookkeeping Account will be paid out based upon the time and in the manner you have elected (but not later than 10 years following retirement, and subject to a six-month delay), with interest equivalents credited as described above.

Death

If you die before payment begins or installment payments are completed, your designated beneficiary (see Beneficiary Designation Form in the Appendix) or the legal representatives of your estate (if you do not designate a beneficiary or if your designated beneficiary does not survive you) will receive a lump sum as soon as practicable after your death, of the balance of your Deferral Bookkeeping Account, with interest equivalents for the year of death credited using the ROE Schedule Rate for the prior year.

Other Termination

If your employment by American Express Company and its affiliates terminates for any reason other than retirement, disability or death, your Deferral Bookkeeping Account will be paid out in a lump sum as soon as practicable after termination of employment (subject to a six-month delay) with interest equivalents credited for the entire period of deferral as described below:

•                  for terminations prior to the end of the minimum five-year deferral period, the lesser of:  (i) the Initial Deferred Amount credited annually at the ROE Schedule Rate; or (ii) the Initial Deferred Amount credited annually with the rate of return on the applicable Moody’s A Corporate Bond Rate, with credits through your termination date (for information on the deferral period, see page 6 of this document); or

•                  for terminations on or after the minimum five-year deferral period, the Initial Deferred Amount credited annually using the ROE Schedule Rate, with credits through your termination date.

Change in Control

Regardless of the payout method you choose, payment of your Deferral Bookkeeping Account may be accelerated upon a “Change in Control” of American Express Company.  Generally, subject to governing documents, a “Change in Control” includes the acquisition of beneficial ownership by certain persons of 25% or more of the Company’s common shares or all outstanding voting securities of the Company, the current Board members of the Company cease to constitute a majority thereof or certain reorganizations, mergers, consolidations, liquidations or sales of all or substantially all of the Company’s assets.  The timing of the payout, and the definition of a “Change in Control” are governed by the provisions of the applicable annual and long-term incentive plans, Appendix B and Committee actions. Refer to these documents for additional information.  To the extent required by Section 409A, payment shall only be accelerated if the “Change of Control” event constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined for purposes of Section 409A.

Certain Other Limitations

Notwithstanding anything herein to the contrary, if at the time that payment would otherwise be made to you under the Program, (i) you are an executive officer (within the meaning of Rule 3b-7 (or any successor rule) under the Securities Exchange Act of 1934, as amended, of the Company (an “Executive Officer”), or (ii) payment would be subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), such that your employer would lose some or all of the federal income tax deduction for such payment, then such payment to you shall be further deferred (unless otherwise determined by the Committee in its sole discretion) until the first taxable year in which (x) you are no longer an Executive Officer and (y) you are no longer subject to the limitations in clause (ii) above, with appropriate interest equivalents being credited to your Deferral Bookkeeping Account under the Program during the additional period of deferral.

U.S. Federal/State/Local Income Tax

You are strongly urged to consult with your own personal financial, legal and tax advisors on these and any other tax consequences.

Recent Federal Administrative Guidance:  As previously mentioned, Congress passed legislation the American Jobs Creation Act of 2004 (the “AJCA”), which enacted Section 409A of the Internal Revenue Code (“Section 409A”).  Section 409A generally became effective in 2005 and made significant changes to the area of nonqualified deferred compensation.  Section 409A principally affects standards for deferral elections and distributions.  Failure to satisfy the requirements of Section 409A will result in the imposition of taxes, back interest, and an additional 20% penalty.  In addition, the Company is now required to annually report deferred amounts on a participant’s W-2 or 1099 for the year deferred, even if not currently includable in income for federal tax purposes.

In order to comply with the new rules, the Committee may, in its sole discretion in any manner and at any time without your prior consent or notice, decide to administer, operate, or amend the Program in conformity with Section 409A in an effort to maintain the effectiveness of deferral elections.  See the section “Modification or Termination of 2007 Program” on page 4 of this document.

If under Section 409A or future legislative or administrative guidance your deferral elections are deemed to be ineffective or if the U.S. Internal Revenue Service (“IRS”) otherwise does not give effect to your deferral election, either when made, or at a later date, this may result in the Initial Deferred Amount being included in your income in the year it is otherwise payable, and the inclusion of interest equivalents in your income in the year such interest equivalents are credited.  These income amounts would be subject to current tax and tax withholding and you would also have to pay interest on any underpayment of tax together with an additional 20% penalty on compensation which is required to be included in income.

U.S. Social Security Tax

For U.S. Social Security (FICA) tax purposes, your Initial Deferred Amount will be subject to FICA tax in the year that your 2007 Annual Incentive Award, 2007 base salary and/or PG-XVII Award would otherwise be payable, as if the deferral had not taken place.  Thus, you will be subject to FICA tax on the Initial Deferral Amounts.  As background, FICA tax consists of two components:  (i) old-age, survivors and disability insurance tax assessed at 6.2% on compensation up to $97,500 for 2007; and (ii) Medicare tax assessed at a rate of 1.45% on all applicable compensation.  You should leave enough “net pay” in one or more of:  your 2007 Annual Incentive Award; 2007 base salary and/or PG-XVII Award, to cover the total FICA tax amounts that will be taken at the time of deferral as well as all other pre- and post-tax deductions.

In addition, “premium interest” earned on deferred compensation balances will be subject to FICA tax when vested.  “Premium interest” consists of the excess of a program’s annual ROE Schedule Rate over a benchmark rate.  The highest rate approved by the IRS at this time is the Moody’s Average Corporate Bond Yield, which the Company will use to calculate premium interest subject to FICA.  Therefore, for example, if the ROE Schedule Rate for 2007 were 11% and the Moody’s rate for that year were 6%, the 5% premium interest credited would be subject to FICA when vested.

Under the 2007 Program, interest equivalents vest when the five-year employment/deferral period is completed for each deferral amount you elect or when you become “retirement” eligible (definition under the Program of at least 55 years of age with at least 10 years of service).  As each five-year employment/deferral period following a deferral election is completed, the credited interest equivalents applicable to that election vest and the premium portion then becomes subject to FICA, to be withheld in March of the vesting year (e.g., premium interest equivalents credited under the 2007 Program for a 2007 Annual Incentive Award deferral will become subject to FICA tax withholding in March of 2013).  However, in the year you become retirement eligible, all unvested interest equivalents for all deferral elections vest, and the premium portion then becomes subject to FICA tax, to be withheld in March of the following year (e.g., if an employee becomes retirement eligible in 2008, the premium interest equivalents credited under the 2007 Program will become subject to FICA tax withholding in March of 2009).

The two foregoing sections are not intended and should not be construed as tax advice.  You are strongly urged to review all aspects of a possible deferral with your own tax advisor, including all U.S. federal, state or local and foreign tax consequences, in light of your individual circumstances.  If you are working outside the U.S. and/or are subject to foreign tax laws, it is particularly important that you review a possible deferral with your tax advisor.

Irrevocability of Deferral Requests; Hardship Withdrawals

A request for deferred payment of your 2007 Annual Incentive Award, 2007 base salary and/or PG-XVII Award is irrevocable.  You may not ask for different terms.  An exception to this rule is possible, subject to the provisions of this document and applicable Deferral Document, only if the occurrence of an “unforeseeable emergency” (as defined for purposes of Section 409A) is demonstrated to, and approved by, the Committee.  Any withdrawal can never be returned to your Deferral Bookkeeping Account and will be subject to U.S. income tax and other taxes in the year it is received by you, as described in more detail above.  Under these standards, hardship withdrawals will only be allowed under rare and unusual circumstances and should not be relied upon for financial planning purposes.

Some Caveats

Since the request to defer payment of your 2007 Annual Incentive Award, 2007 base salary and/or PG-XVII Award, once approved, is irrevocable, the decision to do so requires careful personal financial planning.  Please carefully review your planned deferral with your personal financial, legal and tax planning advisors prior to making such a request.  Among the considerations may be:  the impact on your participation in U.S. benefit plans (see pages 15 to 16 of this document); your cashflow needs; and planning for stock option exercises or stock purchases (e.g., to achieve your stock ownership guideline level, if you have been notified of participation in that program).

The Program is unfunded and all payments are made out of the general assets of your employer.  Your employer is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amount under the Program.  Payments under the Program are neither subordinate nor superior to the claims of your employer’s general creditors.  Amounts deferred under the Program may be used for any corporate purpose by your employer; you and anyone claiming under or through you will, of course, have no interest in any such corporate assets or in any proceeds therefrom.

As a condition to your deferral of your 2007 Annual Incentive Award, 2007 base salary and/or PG-XVII Award, it is understood and agreed that you will provide complete and valid information, signatures and consents on all documents, and you will take such other actions that American Express Company or its affiliates determines may be necessary or desirable.

It is understood that a deferral election does not constitute a contract or an agreement, express or implied, of your continued employment by American Express Company or its affiliates for any period of time.

All deferrals are subject to the provisions of this document, the applicable Incentive Plan document, the applicable Deferral Plan document, the 1998 Plan document, and the PG-XVII Award agreement.  You should carefully review the applicable plan documents before making your deferral decision.  Your applicable Incentive Plan document, Deferral Plan document and the 1998 Plan document are available upon request.

You should also consider, in consultation with your advisors, the impact of Section 409A and the possibility of future legislative or interpretive changes in the tax law, which might affect the taxation of deferred amounts and/or the interest equivalents credited thereon.

Additional Details on Initial Deferred Amount

2007 Annual Incentive Award	2007 Base Salary	PG-XVII Award

If your actual 2007 Annual Incentive Award otherwise payable on or about February 2008 is less than the 2007 Annual Incentive Award deferral portion of your elected Initial Deferred Amount, your entire 2007 Annual Incentive Award would be deferred, and the 2007 Annual Incentive Award deferral portion of your elected Initial Deferred Amount for the purposes of the 2007 Program would be reduced accordingly.

The 2007 salary deferral portion of your elected Initial Deferred Amount will be deducted in equal installments from your 2007 paychecks, starting where administratively possible with the first paycheck after January 22, 2007. Interest equivalents on your base salary deferral will be credited annually based on the amount of time deferred.

If your actual PG-XVII Award value available for deferral is less than the PG-XVII deferral portion of your elected Initial Deferred Amount, your entire PG-XVII Award would be deferred, and the PG-XVII deferral portion of your elected Initial Deferred Amount for the purposes of the 2007 Program would be reduced accordingly.

(Note: if part of your 2007 Annual Incentive Award is paid on an accelerated basis in late 2007, the Company will determine the amount of the 2007 Annual Incentive Award deferral portion of your elected Initial Deferred Amount to be taken from the amount paid in late 2007 and the amount paid in February 2008. However, interest equivalents on all deferred amounts will be credited/debited beginning on the February 2008 payment date. It is possible that in these and other circumstances, less than all of the 2007 Annual Incentive Award deferral portion of your elected Initial Deferred Amount will actually be deferred, and the 2007 Annual Incentive Award deferral portion of your elected Initial Deferred Amount for the purposes of the 2007 Program would be reduced accordingly.)

When you are deciding how much base salary, if any, to elect to defer, you should take into account these factors:

Before-tax deductions

After deducting from your biweekly base salary the biweekly deferral amount (i.e., the 2007 salary deferral portion of your elected Initial Deferred Amount divided by the number of paychecks remaining after January 22, 2007), the remaining base salary amount must at least cover your before-tax deductions for all employee benefit plans, such as the Medical, Dental, Dependent Care and Health Care Reimbursement Plans participation. If your “net pay” is insufficient to cover before-tax deductions, the Company retains the right to reduce the 2007 salary deferral portion of your elected Initial Deferred Amount in its sole discretion.

After-tax deductions

You must leave enough “net pay” (i.e., after all before-tax benefit deductions, deferrals and taxes) in each paycheck to cover your after-tax deductions (e.g., FICA/Medicare tax on deferrals and other items such as tax on dividends, life insurance, long term disability, other benefits, United Way, etc.). If your “net pay” is insufficient to cover after-tax deductions, the Company retains the right to reduce your deferral election(s) in its sole discretion.

Effect of Deferred Amounts on Pension Calculations

2007 Annual Incentive Award	2007 Base Salary	PG-XVII Award

Under current IRS rules, deferred amounts cannot be included for purposes of computing benefits under a qualified, defined benefit pension plan (e.g., the American Express Retirement Plan). However, if you are eligible under the American Express Supplemental Retirement Plan, which is an unfunded, non-qualified plan, the 2007 Annual Incentive Award deferral portion of your elected Initial Deferred Amount may be treated as pensionable compensation under that plan for the year in which it would otherwise have been paid.

Under current IRS rules, deferred amounts cannot be included for purposes of computing benefits under a qualified, defined benefit pension plan (e.g., the American Express Retirement Plan). However, if you are eligible under the American Express Supplemental Retirement Plan, which is an unfunded, non-qualified plan, the 2007 salary deferral portion of your Initial Deferred Amount may be treated as pensionable compensation under that plan for the year in which it would otherwise have been paid.

Not applicable. (Payout under the PG-XVII Award is not included for purposes of computing benefits under any pension or non-qualified plan.)

IMPACT OF DEFERRAL ON

U.S. SECTION 401(K) PLANS AND OTHER BENEFIT PLANS

2007 Annual Incentive Award	2007 Base Salary	PG-XVII Award

Not applicable.

If you currently contribute to a U.S. qualified Section 401(k) defined contribution plan (e.g., the American Express Incentive Savings Plan), your designated “percent of base salary” for that purpose will be applied to your biweekly base salary after it has been reduced by the 2007 salary deferral portion of your elected Initial Deferred Amount (on a biweekly basis) of the 2007 Program. Thus, the total amount you can contribute to the U.S. Section 401(k) plan and your employer’s contribution, if any, could both be reduced if you choose to defer base salary under the 2007 Program. In addition, your share of the employer’s U.S. ISP Profit Sharing and Stock Contribution will be based on the base salary after reduction for deferrals. However, if you are eligible under the U.S. American Express Supplemental Retirement Plan, which is an unfunded, non-qualified plan, the 2007 salary deferral portion of your elected Initial Deferred Amount may be treated as eligible compensation for purposes of certain Company allocations (e.g., with respect to certain employer contributions that cannot be made under the qualified American Express Incentive Savings Plan) in the year the base salary would otherwise have been paid. Also, the Initial Deferred Amount and any interest equivalents from this 2007 Program that are paid to you in the future cannot be used as a basis for contributions to the Section 401(k) plan in the year of receipt.

Not applicable.

Any applicable benefits under U.S. life insurance and long-term disability programs are based on annual base salary, and therefore, should not be affected by an election to defer under this base salary part of the 2007 Program.

APPENDIX A

Deferral Election Forms

These forms may be used as an alternative to the online election process. If you have completed the online enrollment, and received a confirmation, you should not submit these forms. If you complete both the online process and the paper forms, the later submission will govern.

•                  Worksheet for 2007 Pay-for-Performance Deferral Program
(required for any deferral request using the paper form process)

•                  Election Form for 2007 Annual Incentive Award
(otherwise payable on or about February 2008)

•                  Election Form for 2007 Base Salary
(otherwise payable in 2007)

•                  Election Form for PG-XVII Award Granted in 2/06
(otherwise payable on or about February 2009)

•                  Comprehensive Designation of Beneficiary Form
(optional for any deferral request)

American Express Company

WORKSHEET FOR

2007 PAY-FOR-PERFORMANCE

DEFERRAL PROGRAM

Completion and return of this form is required for your deferral election.

1.	Print Full Name:

2.	Annual Base Salary(as of 12/31/06 or a later start date for a new hire):	$

3.	Deferral Amounts Elected From:

	(a) 2007 Annual Incentive Award (otherwise payable on or about February 2008)	$

	(b) 2007 Base Salary (otherwise payable in 2007)*	$

	(c) Portfolio Grant-XVII Award Value (otherwise payable on or about February 2009)	$

	Total (a,b,c) (minimum $5,000 from each source (a,b,c) you select to a maximumof 100% of base salary shown on line 2 from all three sources combined)	$

Signature	Date

*                 If you elect to defer your base salary, please keep in mind your base salary after deducting for your deferral amount must at least cover your before-tax contributions for all employee plans.  In addition, please refer to pages 15 to 16 of this document to ensure you understand the impact of deferrals on your 401(k) contributions and other benefit plans.

Any terms and features of, and rights and benefits under, the 2007 Pay-for-Performance Deferral Program Document and your deferral election may be interpreted, modified or terminated by the Committee in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to Section 409A, applicable regulations thereunder, and other IRS guidance. I understand that the ROE Schedule Rate applied to my deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without my prior consent or notice, and that the ROE target range is subject to adjustment by the Company.

American Express Company

DEFERRED PAYMENT REQUEST FORM

FOR ANY AWARD FOR 2007 PERFORMANCE UNDER

THE AMERICAN EXPRESS COMPANY
ANNUAL INCENTIVE AWARD PLAN
(TO THE EXTENT APPLICABLE TO YOU, INCLUDING
ANY SUCCESSOR PLAN, THE “INCENTIVE PLAN”)

(AS PART OF THE 2007 PAY-FOR-PERFORMANCE DEFERRAL PROGRAM)

If you are requesting deferred payment, please fill in the appropriate information, and sign, date and return this form promptly as indicated below.

To:          The Compensation and Benefits Committee of the Board of Directors of
American Express Company

Subject to the provisions of the applicable Incentive Plan or any successor plan, and the 2007 Program Document, I hereby request that any award for services rendered for performance year 2007 be paid to me as indicated on this form.

Print Full Name:

Initial Deferred Amount:

I hereby elect to defer the payment of a total of:  $                               of my 2007 Annual Incentive Award otherwise payable on or about February 2008 under the Incentive Plan.  If my actual 2007 Annual Incentive Award is less than my elected deferral amount, the 2007 Annual Incentive Award portion of my Initial Deferred Amount would then be equal to my actual 2007 Annual Incentive Award amount.  (Minimum deferral under the 2007 Pay-for-Performance Deferral Program is $5,000, taken separately from any one source; maximum deferral from all sources combined (annual incentive award, base salary, and/or Portfolio Grant-XVII Award) is equal to 100% of your annual base salary.)  Please also complete and return the “Worksheet.”

Period of Deferral:

Please begin deferred payment(s) on: (check and fill in only one choice)

☐	First day of a specific month and year (i.e., February 1, 2013 or later): ;or
(month, year)

☐	My retirement date (i.e., the date my employment terminates following my attainment of age 55 and 10 actual or deemed years of service with American Express Company or its affiliates); or

☐	First day of a specific month and year after retirement: years after retirement (not to exceed 10 years after retirement).

Note: payments following retirement are subject to a six-month delay (see page 7 of this document).

Payment Method:

The deferred payment(s) should be paid as follows:

Check and fill in only one choice.

☐	Lump sum;or

☐	Paid in the following number of annual installments (not to exceed 15): .

I have read my applicable Incentive Plan document and the 2007 Program Document, and understand and agree that:

☒          This request is irrevocable.

☒          Any terms and features of, and rights and benefits under, the 2007 Pay-for-Performance Deferral Program Document and my deferral election may be interpreted, modified or terminated by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the “Committee”), in its sole discretion in any manner and at any time without my prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to Section 409A, applicable regulations thereunder, and other IRS guidance. I understand that the ROE Schedule Rate applied to my deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without my prior consent or notice, and that the ROE target range is subject to adjustment by the Company.

☒          Deferred amounts are subject to the conditions and provisions of my applicable Incentive Plan document or any successor plan, and to the 2007 Deferral Document.

Print Full Name:

Social Security Number:

Business Unit, Location, Telephone:

Signature:	Date:

This form must be received on or before Sunday, December 31, 2006. Forms received after December 31, 2006 cannot be considered.

Note:  Fax will be accepted, however, original must be sent immediately following.

Fax number: (212) 640-0345

American Express Company

SALARY DEFERRAL PLAN DEFERRED PAYMENT

REQUEST FORM FOR 2007 BASE SALARY

(AS PART OF THE 2007 PAY-FOR-PERFORMANCE DEFERRAL PROGRAM)

If you are requesting deferred payment, please fill in the appropriate information, and sign, date and return this form promptly as indicated below.

To:          The Compensation and Benefits Committee of the Board of Directors of
American Express Company

Subject to all applicable provisions of the Salary Deferral Plan and the 2007 Program,
I hereby request that my 2007 base salary be paid to me on a deferred basis as indicated on this form.

Print Full Name:

Initial Deferred Amount:

I hereby elect to defer the payment of a total of:  $                            of my 2007 base salary (otherwise payable in 2007), after deduction of any applicable before-tax benefit deductions, in equal installments from my 2007 paychecks, starting with the paycheck for services beginning on or about January 22, 2007 (e.g., February 2, 2007 paycheck).  (Minimum deferral under the 2007 Pay-for-Performance Deferral Program is $5,000, taken separately from any one source; maximum deferral from all sources combined (annual incentive award, base salary, and/or Portfolio Grant-XVII Award) is equal to 100% of your annual base salary).  Please also complete and return the “Worksheet.”

Period of Deferral:

Please begin deferred payment(s) on: (check and fill in only one choice)

☐	First day of a specific month and year (i.e., February 1, 2013 or later): ;or
(month, year)

☐	My retirement date (i.e., the date my employment terminates following my attainment of age 55 and 10 actual or deemed years of service with American Express Company or its affiliates);or

☐	First day of a specific month and year after retirement: years after retirement (not to exceed 10 years after retirement).

Note: payments following retirement are subject to a six-month delay (see page 7 of this document).

Payment Method:

The deferred payment(s) should be paid as follows:

Check and fill in only one choice.

☐    Lump sum; or

☐            Paid in the following number of annual installments (not to exceed 15):                                 .

I have read the Salary Deferral Plan and the 2007 Program Document, and understand and agree that:

☒          This request is irrevocable.

☒          Any terms and features of, and rights and benefits under, the 2007 Pay-for-Performance Deferral Program Document and your deferral election may be interpreted, modified or terminated by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the “Committee”), in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to Section 409A, applicable regulations thereunder, and other IRS guidance.  I understand that the ROE Schedule Rate applied to my deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without my prior consent or notice, and that the ROE target range is subject to adjustment by the Company.

☒          Deferred amounts are subject to the provisions of the Salary Deferral Plan and the 2007 Deferral Document.

Print Full Name:

Social Security Number:

Business Unit, Location, Telephone:

Signature:	Date:

This form must be received on or before Sunday, December 31, 2006. Forms received after December 31, 2006 cannot be considered.

Note:  Fax will be accepted, however, original must be sent immediately following.

Fax number: (212) 640-0345

American Express Company

PORTFOLIO GRANT AWARD

DEFERRED PAYMENT REQUEST FORM

FOR “PG-XVII AWARD”

(AS PART OF THE 2007 PAY-FOR-PERFORMANCE DEFERRAL PROGRAM)

If you are requesting deferred payment, please fill in the appropriate information, and sign, date and return this form promptly as indicated below.

To:          The Compensation and Benefits Committee of the Board of Directors of
American Express Company

Subject to all applicable provisions of the American Express 1998 Incentive Compensation Plan (the “1998 Plan”) and the 2007 Program, I hereby request that the performance/portfolio grant (“PG”) Award issued under the 1998 Incentive Compensation Plan on or about February 2006 which will be valued based on 2006-2008 performance (known as the “PG-XVII Award”) be paid to me as indicated on this form.

Print Full Name:

Initial Deferred Amount:

I hereby elect to defer the payment of a total of:  $                      of my PG-XVII Award (otherwise payable on or about February 2009).  If my actual PG-XVII Award value is less than my elected deferral amount, the PG-XVII Award portion of my Initial Deferred Amount would then be equal to my actual PG-XVII Award amount.  (Minimum deferral under the 2007 Pay-for-Performance Deferral Program is $5,000 taken separately from any one source, maximum deferral from all sources combined (annual incentive award, base salary, and/or PG-XVII Award) is equal to 100% of your annual base salary).  Please also complete and return the “Worksheet.”

Period of Deferral:

Please begin deferred payment(s) on: Check and fill in only one choice.

☐	First day of a specific month and year (i.e., February 1, 2014 or later):
; or
(month, year)

☐	My retirement date (i.e., the date my employment terminates following my attainment of age 55 and 10 actual or deemed years of service with American Express Company or its affiliates); or

☐	First day of a specific month and year after retirement: years after retirement (not to exceed 10 years after retirement).

Note: payments following retirement are subject to a six-month delay (see page 7 of this doicument).

Payment Method:

The deferred payment(s) should be paid as follows:

Check and fill in only one choice.

☐    Lump sum; or

☐            Paid in the following number of annual installments (not to exceed 15):                              .

I have read the 1998 Plan, the PG-XVII Award letter and the 2007 Program Document, and understand and agree that:

☒          This request is irrevocable.

☒          Any terms and features of, and rights and benefits under, the 2007 Pay-for-Performance Deferral Program Document and your deferral election may be interpreted, modified or terminated by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the “Committee”), in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to Section 409A, applicable regulations thereunder, and other IRS guidance. I understand that the ROE Schedule Rate applied to my deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without my prior consent or notice, and that the ROE target range is subject to adjustment by the Company.

☒          Deferred amounts are subject to the conditions and provisions of the 1998 Plan, the PG-XVII Award agreement and the 2007 Deferral Document.

Print Full Name:

Social Security Number:

Business Unit, Location, Telephone:

Signature:	Date:

This form must be received on or before Sunday, December 31, 2006. Forms received after December 31, 2006 cannot be considered.

Note:  Fax will be accepted, however, original must be sent immediately following.

Fax number: (212) 640-0345

American Express Company

COMPREHENSIVE DESIGNATION OF BENEFICIARY

(Note:  if you have previously submitted a Comprehensive Designation of Beneficiary Form, you do not need to submit a new form unless you are making a change.)

This beneficiary designation revokes all prior designations, if any, made by me under all deferral programs, including all prior Pay-for-Performance Deferral Programs, the American Express Company 1985 Career Investment Option Agreement, and the American Express Company 1990 Deferral Program.  It also applies to deferrals to be made under the 2007 Pay-for-Performance Deferral Program and any subsequent deferral agreements which I may enter into with American Express Company or one of its subsidiaries.  All of such past, present and future arrangements or agreements will be referred to collectively as the “Agreements.” In accordance with the terms of the Agreements, which govern the dispensation of all deferred compensation arrangements which I have entered into, am entering into, or will enter into, I hereby revoke all prior beneficiary designations, if any, made by me under the Agreements.  I hereby designate the following as the beneficiary or beneficiaries of all accounts payable under such Agreements by reason of my death.  Subject to the provisions of the Agreements, the following designation of beneficiary will remain in effect unless specifically revoked by me in writing.  If no beneficiary survives me, such payments shall be paid to the legal representative of my estate.

Primary Beneficiary

☒          If two primary beneficiaries are designated and one primary beneficiary predeceases me, such payment will be payable to the primary beneficiary who survives me.

☒          If three or more primary beneficiaries are designated and if any primary beneficiary predeceases me, the primary beneficiaries living at my death shall share equally in that which would otherwise have been payable to such deceased primary beneficiaries.

☒          If there are no primary beneficiaries living at my death, please see secondary beneficiary election below.

Full Name of Beneficiary	Relationship to Participant	Full Address	Percentage Share of Payments

Secondary Beneficiary (to take effect if no primary beneficiary survives me):

☒          If two secondary beneficiaries are designated and one secondary beneficiary predeceases me, such payment will be payable to the secondary beneficiary who survives me.

☒          If three or more secondary beneficiaries are designated and if any secondary beneficiary predeceases me, the secondary beneficiaries living at my death shall share equally in that which would otherwise have been payable to such deceased secondary beneficiaries.

Full Name of Beneficiary	Relationship to Participant	Full Address	Percentage Share of Payments

Participant’s Signature	Date	Spouse’s Signature (if needed)*	Date

Print Full Name of Participant		Print Full Name of Spouse

Signature of Witness	Date	Signature of Witness	Date

Print Full Name of Witness		Print Full Name of Witness

*                      Spouse’s signature is required if the participant resides in a community property state (including, but not limited to, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas or Washington).

The above Beneficiary Designation is hereby acknowledged and placed on file

this                        day of                           , 20     .

Plan Administrator

By:

Please return the original, executed form to: 200 Vesey St., New York, NY 10285, Mail Drop: 01-35-09, USA.

Note: Signing this Beneficiary Designation will cause all prior designations, if any, made by me to no longer be in effect.

APPENDIX B

“Change in Control”

Except as otherwise provided in an applicable governing document, “Change in Control” means the happening of any of the following:

(a)                                  Any individual, entity or group (a “Person”) (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a “Subsidiary”), (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this “Change in Control” Section are satisfied.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

(b)                                 Individuals who, as of July 1, 1994, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

(c)                                  The consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such reorganization, merger or consolidation or any parent or a subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(d)                                 The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be,  (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company; or

(e)                                  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.